STOCK PURCHASE AGREEMENT

         AGREEMENT made as of this 14th day of January, 2000, by and among Bruce
R. Kalisch, residing at 66 Church Lane, Scarsdale, New York 10583 ("Seller"), Interboro Holding, Inc., a Delaware corporation with offices at c/o Educational Video Conferencing, Inc., 35 East Grassy Sprain Road, Suite 200, Yonkers, New York 10710 ("BUYER") and Interboro Institute, Inc., with Offices at 450 West 56th Street, New York, New York 10019 (collectively, with the Institute, the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Company is a post-secondary two-year college that is authorized by the New York State Board of Regents to grant the Associate of Occupational Studies degree in business administration (with majors in accounting and management), opthalmic dispensing, paralegal studies, administrative secretarial arts (with majors in executive, medical and legal) and security services and management (the "Institute");

         WHEREAS, Seller owns 100 shares (the "Shares"), constituting 100% of the Company's issued and outstanding common stock, no par value (the "Common Stock"); and

         WHEREAS, Buyer desires to purchase and Seller desires to sell the Shares;

         NOW, THEREFORE, in consideration of the premises and the respective representations and warranties, agreements and covenants hereinafter set forth, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1.1. CERTAIN DEFINITIONS. Except as otherwise expressly provided in this Agreement, or unless the text of this Agreement otherwise requires, in addition to the other terms defined herein, the following shall apply:

               (a) "AGREEMENT" means this Stock Purchase Agreement, including the Disclosure Schedules and Exhibits and any amendments thereto, unless the context otherwise requires.

               (b) "BUYER'S RECOUPMENT AMOUNT" means the total amount Buyer reasonably determines is required to be invested by Buyer in the Company to satisfy (i) the net worth requirement of subparagraph 51E of the Lease in order for Buyer to acquire the Shares under this Agreement without the consent of the Landlord being required or the Landlord having any right to terminate or change the Lease or recapture any portion of the premises covered by the Lease and (ii) any further financial requirements, if any, of federal or New York State agencies providing student financial aid to students of Interboro.

               (c) "CLOSING" AND "CLOSING DATE" mean the closing and date of closing referred to in Section 2.3(a) of this Agreement.

               (d) "CONSENTS" mean all licenses, permits, franchises, approvals, acknowledgments, registrations, authorizations, consents or order of, or filing with, any governmental authority, (whether foreign, federal, state or local), or accreditation or membership organization or any other party, necessary or desirable for the present and continued conduct of, or relating to the consummation of the transactions contemplated by this Agreement or the operation of, the Company's business.

               (e) "CONTRACT" means any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license agreement, instrument, obligation or commitment to which the Company is a party or by which it is bound, whether oral or written.

               (f)  "CUMULATIVE  EBITDA"  means total EBITDA since  December 31,
1999.

               (g) "DISCLOSURE SCHEDULES" mean all of the schedules referred to in this Agreement and delivered by Seller and the Company to Buyer simultaneously with the execution and delivery of this Agreement and containing the information required to be included therein pursuant to this Agreement.

               (h) "EBITDA" means earnings before interest, taxes, depreciation and amortization determined in accordance with GAAP by the independent auditors of the Company.

               (i) "EVCI" means Educational Video Conferencing, Inc., a Delaware Corporation and the parent of Buyer.

               (j) "GAAP" means generally accepted accounting principles in general use by significant segments of the U.S. accounting profession.

               (k) "LANDLORD" means 444 Realty Company, L.L.C.

               (l) "LEASE" means the lease between the Landlord and the Company dated July 27, 1983, as subsequently amended, including the Second Amendment and Lease Extension Agreement dated February 1, 1983, which contains in paragraph 8 thereof the provisions of subparagraph 51E.

               (m) "SELLERS RECOUPMENT AMOUNT" means that portion of the Price equal to the amount of the Shareholder Debt minus $22,500.

         1.2. OTHER DEFINITIONS. The following terms have the meanings provided for in the Sections set forth below.

               TERM                                   SECTION
               ----                                   -------
               Accounts Payable Schedule              3.7
               Accreditations                         3.5
               Audited Financial Statements           3.7
               Breaching Party                        8.2(d)
               Buyer                                  Preamble
               Common Stock                           Second WHEREAS clause
               Company                                Preamble
               EBITDA Period                          2.2(b)
               Employee Plan                          3.15
               Equipment                              3.12(b)
               ERISA                                  3.15
               Escrow Agreement                       6.5
               50% EBITDA Period                      2.2(a)
               50% EBITDA Portion                     2.2(a)
               Harmed Party                           8.2(d)
               Indemnifying Party                     8.2(c)
               Indemnitee                             8.2(c)
               Institute                              First WHEREAS clause
               Inventory                              3.12(a)
               Losses                                 8.2(a)
               Memberships                            3.5
               Price                                  2.2(a)
               Prior Period Disallowance              8.2(e)
               Receivables Schedule                   3.7
               Seller                                 Preamble
               Seller's Non-compete                   2.2(a)
               Seller's Non-compete Area              9.1(a)
               SFA Programs                           3.24
               Shareholder Debt                       3.16
               Shares                                 Second WHEREAS clause
               Unaudited Balance Sheet                3.7
               Unaudited Financial Statements         3.7


                                  ARTICLE II.

                           PURCHASE AND SALE OF SHARES

         2.1. PURCHASE AND SALE. Seller agrees that, at the Closing, it will sell, assign, transfer and deliver the Shares to Buyer, free and clear of any lien charge, claim, pledge or encumbrance of any kind, and Buyer agrees it will purchase the Shares.

         2.2. PRICE AND PAYMENT.

               (a) The total purchase price (the "Price") for the Shares and Seller's non-compete agreement pursuant to Article IX ("Seller's Non-compete") shall equal, and be limited to, the sum of (i) Seller's Recoupment Amount and
(ii) 50% of EBITDA, if any, for the three fiscal years of the Company ending June 30, 2001, 2002 and 2003; provided, however, if, for any reason, in the Company's sole discretion, it changes its fiscal year to a calendar year, the foregoing dates shall be December 31, 2001, 2002 and 2003, respectively. The portion of the Price exceeding Seller's Recoupment Amount is defined as the "50% EBITDA Portion" and the three fiscal years of the Company referred to in the immediately preceding sentence is defined as the "50% EBITDA Period."

               (b) The Price shall be allocated 95% to the purchase of the Shares and 5% to Seller's Non-compete. In addition, the execution and delivery by EVCI of the Warrant Agreement referred to in Section 6.5 shall be deemed additional consideration for Seller's Non-compete.

               (c) Each portion of the Price shall be calculated and such calculation shall be given to Seller within 100 days after the close of the period to which it relates. The calculation of EBITDA shall be based on the Company's audited financial statements. Each calculation of the Price shall be accompanied by the financial statements to which such payment relates. The financial statements shall be accompanied by a certificate of the Company's Chief Financial Officer showing the calculation in reasonable detail of EBITDA for the applicable fiscal year of the Company.

               (d) Buyer's Recoupment Amount shall be deemed paid to Buyer out of 80% of EBITDA for each fiscal year of the Company beginning after December 31, 1999. Buyer's Recoupment Amount shall be paid in full before any of the 50% EBITDA Portion is paid to Seller.

               (e) Each installment payment of Seller's Recoupment Amount shall equal 20% of EBITDA for each fiscal year of the Company beginning after December 31, 1999, except to the extent the last installment is less than 20% of EBITDA for the applicable fiscal year. Installment payments of Seller's Recoupment Amount shall be made to Seller when the calculation of EBITDA to which such payment relates is delivered to Seller pursuant to Section 2.2(c). If, however, Seller's Recoupment Amount is not paid in full by the time Buyer's Recoupment Amount is paid in full, the balance of Seller's Recoupment Amount shall continue to be paid out of 20% of EBITDA and, in addition, commencing the Company's fiscal year immediately following the Company's fiscal year in which 80% of Cumulative EBITDA equals or exceeds Buyer's Recoupment Amount and continuing through the fiscal year in which 20% of Cumulative EBITDA equals or exceeds Seller's Recoupment Amount, 30% of EBITDA for the fiscal year shall be used to pay any 50% EBITDA Portion that is earned in such fiscal year or, if such fiscal year is not within the 50% EBITDA Period, such 30% of EBITDA shall be used to pay the accrued 50% EBITDA Portion. Payment of such 30% of EBITDA shall be made when the calculation of EBITDA for the period to which it relates is delivered to Seller pursuant to Section 2.2(c).

               (f) In addition, if all or substantially all the assets of the Company are sold, or if the stock of the Company is disposed of, in a transaction where Buyer receives cash of other property (the "Transaction Consideration"), Seller shall be entitled to receive, upon the Closing of such transaction, the portion of the Transaction Consideration as equals the sum of:

               (i) the lesser of 20% thereof and the unpaid balance of Seller's Recoupment Amount,

               (ii) to the extent, if any, Buyer's Recoupment Amount has been paid in full by the application of 80% of the Transaction Consideration, or otherwise, but there remains an unpaid balance of Seller's Recoupment Amount, the lesser of 50% of the Transaction Consideration and the unpaid balance of Seller's Recoupment Amount, and

               (iii) if there is any Transaction Consideration remaining after the payments pursuant to the immediately preceding clauses (i) and (ii), the lesser of 50% of such remaining Transaction Consideration or the amount required to pay the accrued 50% EBITDA Portion in full.

               (g) Payment of installments of the 50% EBITDA Portion that have been accrued and remain unpaid as of the end of the Company's fiscal year in which 20% of Cumulative EBITDA equals or exceeds Seller's Recoupment Amount, shall be paid to Seller in equal eight quarterly installments on each March 31, June 30, September 30, and December 31, commencing the quarterly payment date immediately following such fiscal year. All 50% EBITDA Portions earned during the fiscal years, if any, of the 50% EBITDA Period commencing after the fiscal year when 20% of Cumulative EBITDA equals or exceeds Seller's Recoupment Amount, shall be paid to Seller together with the delivery of the calculation of EBITDA to which each such 50% EBITDA Portion relates until all such 50% EBITDA Portions are paid in full.

               (h) Notwithstanding any other provision of this Agreement, in the event that, as of September 30, 2000, the Company has not collected, or does not have reasonable assurance of collecting by October 31, 2000, tuition totaling $1,732, 500 (from sources other than loans by the Institute) that is attributable solely to student enrollment at the Institute during the current Spring 2000 semester, Seller's Recoupment Amount shall be reduced by the amount that such tuition collections and anticipated collections are less than $1,732,500.

         2.3. CLOSING.

               (a) The Closing of the sale and purchase of the Shares shall take place at the offices of Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, NY 10022, on January 14, 2000, commencing at 10:00 A.M., or at such other time and place as the parties shall mutually agree.

               (b) Subject to the satisfaction or waiver of the conditions of the Closing specified in Articles VI and VII hereof, at the Closing, Seller shall deliver to Buyer the certificate(s) representing the Shares, duly endorsed to Buyer by Seller or accompanied by a stock power duly endorsed to Buyer by Seller.

                                  ARTICLE III.

                    REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller hereby represents and warrants the following to Buyer:

         3.1. CORPORATE ORGANIZATION AND QUALIFICATION; BUSINESS.

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns. The Company is not qualified as a foreign corporation or licensed to do business as a foreign corporation in any other jurisdiction because the character and location of its assets and nature of its business do not require it to be so qualified or licensed. The copies of the Company's Certificate of Incorporation and By-Laws provided to Buyer are complete and correct copies of such instruments as presently in effect.

               (b) The Company's sole business activity consists of operating the Institute.

         3.2. AUTHORIZED AND OUTSTANDING SHARES; NO SUBSIDIARIES.

               (a) The authorized capital stock of the Company consists of 200 shares of Common Stock, of which 100 shares of Common Stock are issued and outstanding and owned of record and beneficially solely by Seller. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable.

               (b) Except for the Shares, no other stock is issued and there are no outstanding options, warrants, agreements, restrictions, contracts, calls, demands, understandings, obligations (contingent or otherwise) or other commitments of any kind relating to the issuance or ownership of any equity interest in the Company, other than as provided in this Agreement.

               (c) The Company has no subsidiaries.

         3.3. TITLE TO SHARES. Seller owns the Shares beneficially and of record and free and clear of all liens, charges, claims, pledges and encumbrances of any kind whatsoever. Seller has the complete and unrestricted power to sell and deliver to Buyer all of the Shares in accordance with this Agreement. The Shares acquired by Buyer under this Agreement will be acquired free and clear of any and all liens, charges, claims, pledges and encumbrances of any kind whatsoever, including any claim for payment of any transfer or other similar taxes, if any, which shall be Seller's obligation to pay.

         3.4. AUTHORIZATION; BINDING EFFECT; NO CONFLICT. The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary action on the part of the Company. The Company has the full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and the Company. This Agreement is the valid and binding obligation of Seller and the Company enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement by Seller and the Company does not (i) violate or conflict with any statute, law, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction of any court or governmental authority; (ii) violate the Certificate of Incorporation or By-Laws of the Company; and (iii) violate, conflict with, or constitute a default under, or result in the acceleration of any debt of the Company or the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Company, under any Consent or Contract to which Seller or the Company is a party or by which Seller or the Company is bound.

         3.5. CONSENTS.

               (a) Schedule 3.5 lists and attaches evidence of all Consents, including those required by all federal, state, county and local governmental (including New York State Board of Regents), accreditation organizations (collectively, "Accreditations") and membership organizations (collectively, "Memberships") held or required by the Company in order to operate the Institute's business described in the Interboro Institute College Catalogue 1999-2001. Except as disclosed in Schedule 3.5, to the best knowledge of Seller and the Company, the Company has complied and is in compliance in all material respects with the terms and conditions of all such Consents, Accreditations and Memberships and no notice of noncompliance has been received by the Company nor does Seller or the Company know of, or aware of any basis for, any event which, with the lapse of time, would result in such a notice being given to the Company.

               (b) Except as disclosed in Schedule 3.5, no further Consent is necessary for the execution, delivery and consummation of this Agreement as of the Closing. Except as disclosed in Schedule 3.5, all Consents referred to in this Agreement and the Disclosure Schedules are in full force and effect and are valid, binding and enforceable in accordance with their terms; neither Seller nor the Company is aware of, or knows of any basis for, any existing defaults, or incurred violations that could result in a default, in the material terms thereof, which defaults, individually or in the aggregate, could reasonably be expected to materially adversely affect the business, assets, properties or prospects of the Company.

         3.6. COMPLIANCE WITH LAW. Except as disclosed in Schedule 3.6, Seller and the Company do not know, nor are they aware of any basis, of a failure by the Company to conduct its operations in accordance with all applicable laws, regulations and other requirements of all governmental, regulatory and other authorities, having jurisdiction over the Company, except for violations which individually and in the aggregate could not reasonably be expected to have a material adverse affect on the assets, business or prospects of the Company. Except as disclosed in Schedule 3.6, during the last 36 months, the Company has not received any notification of any alleged present or past failure by the Company to comply with such laws, rules or regulations.

         3.7. FINANCIAL RECORDS; STATEMENTS. The Company has delivered to Buyer:
(i) a schedule of notes and accounts receivable dated January 13, 2000 (the "Receivables Schedule"); (ii) a schedule of accounts payable dated January 13, 2000 (the "Accounts Payable Schedule"); (iii) the Company's unaudited balance sheet as of December 31, 1999 (the "Unaudited Balance Sheet") and the related, statements of income, retained earnings and cash flows (collectively, with the Unaudited Balance Sheet, the "Unaudited Financial Statements") and (iv) the Company's audited financial statements for the fiscal year ended June 30, 1999 (the "Audited Financial Statements"). The Receivables Schedule and the Accounts Payable Schedule are, in all material respects, complete and accurate, as of their respective dates, and the Unaudited Financial Statements and the Audited Financial Statements fairly present the Company's financial position, as of the respective dates of the balance sheets included therein, and the Company's results of its operations and cash flows for the respective periods ended on such dates, in accordance with GAAP (except, in the case of unaudited statements, for normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate).

         3.8. NO UNDISCLOSED LIABILITIES. Except as disclosed in the Unaudited Balance Sheet, the Accounts Payable Schedule and the Disclosure Schedules, the Company does not have any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise).

         3.9. TAXES. Except as disclosed in Schedule 3.9, the Company has duly filed all tax reports and returns required to be filed by it and has duly paid all taxes and other charges due or claimed to be due from it by federal, state, local or other taxing authorities. Except as disclosed in Schedule 3.9, there are no tax liens upon any property or assets of the Company except liens for current taxes not yet due. There are no audits of the Company's tax returns pending and there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax returns for any period. Except as disclosed in Schedule 3.9, a complete and correct copy of the income tax returns for the Company (federal and state) with respect to the fiscal years ended December 31, 1996, 1997 and 1998 have been delivered to Buyer.

         3.10. TITLE TO PROPERTIES; ENCUMBRANCES. The Company has good, valid and marketable title to all the properties and assets which it purports to own, except for personal property having an aggregate book value not in excess of $1,000, free and clear of, all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever, except for encumbrances in the nature of leases affecting the specific Equipment which is the subject of such leases. The rights, properties and other assets presently owned, leased or licensed by the Company and described elsewhere in this Agreement include all rights, properties and other assets necessary to permit the Company to conduct its business in all material respects in the same manner as its business has been conducted prior to the date hereof.

         3.11. RECEIVABLES. All notes and accounts receivable of the Company reflected in the Receivables Schedule represent receivables actually due in the ordinary course of business and are believed by Seller, based solely on Seller's knowledge of the Company's collection experience, to be collectible in full, without setoff or deduction, net of any reserves shown on the Receivables Schedule.

         3.12. INVENTORY; EQUIPMENT.

               (a) Schedule 3.12(a) sets forth a complete and accurate list of each category of items exceeding a total of $10,000 in value of the Company's inventory ("Inventory") and the cost thereof. All Inventory is reflected on the Unaudited Balance Sheet, and consists of a quality and quantity usable an salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written down in the Unaudited Balance Sheet to realizable market value or for which adequate reserves have been provided therein. Except as disclosed in Schedule 3.12(a), the quantities of all Inventory are reasonable and warranted in the present circumstances of the Company's business.

               (b) Schedule 3.12(b) lists all of the equipment used by the Company in connection with the business of the Company, including any office furniture and leased equipment (collectively, the "Equipment"). All of the Equipment is, as of the date of this Agreement, in generally good operating condition and repair and is adequate for the uses to which it is being put; and, except as disclosed in Schedule 3.12(b), none of the Equipment, as of the date of this Agreement, is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. At the Closing, Buyer is accepting the Equipment "as is."

         3.13. CONTRACTS.

               (a) Schedule 3.13(a) is an accurate list of all material Contracts to which the Company is a party, or by which it, or any of its property is bound. Except as disclosed on Schedule 3.13(a), to Seller's or the Company's knowledge, all such Contracts are in full force and effect and no party is in material breach of, or default under, any such Contract. Each Contract is a valid and binding obligation to the Company enforceable in accordance with its terms. The Company has delivered to Buyer a complete and correct copy of each Contract (including the Lease) that is identified on
Schedule 3.13 as having been delivered to Buyer.

               (b) Except as disclosed in Schedule 3.13(b), (i) all fixed rent and additional rent presently due and owing to the Landlord pursuant to the Lease has been paid, (ii) neither Seller nor the Company knows of, or is aware of any basis for, the occurrence of any event which is, or with the giving of notice or passage of time or both will become, a condition of limitation under the Lease, on the part of either the Institute or the Landlord, (iii) the Company is currently the sole tenant under the Lease and the Lease is presently in full force and effect, and (iv) the Company has not received any notices of default citing any defaults under the Lease which remain uncured.

         3.14. EMPLOYEES.

               (a) Schedule 3.14 sets forth a complete and correct list of the names, current annual rates of salary, bonus, employee benefits, accrued vacation times and pay, sick pay, and other compensation of all the present officers, employees, and agents of Seller.

               (b) Except as set forth in Schedule 3.14, all of the Company's employees may be terminated at will without any liability or obligation of the Company except for compensation earned prior to such termination and owed pursuant to the terms of their employment, as disclosed in Schedules 3.14 and 3.15, prior to such termination. Neither Seller nor the Company knows of, or is aware of any basis for, any claim against the Company by any employee or agent of the Company as a result of the Company's execution, delivery or performance of this Agreement.

               (c) The Company is not a party to any labor agreement with respect to its employees with any union or similar labor organization. Neither Seller nor the Company knows of, or is aware of any basis for, any employee unions (nor any similar labor or employee organizations) under any statute, custom or practice governing the Company's employees in their capacity as the Company's employees. There is no labor strike or disturbance pending, or to Seller's or the Company's knowledge, threatened against the Company nor is any labor grievance currently being asserted against the Company. Within the last three years there has been no union organization campaign involving the Company.

         3.15. EMPLOYEE BENEFIT PLANS. Except as set forth in Schedule 3.15, the Company has no bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, group insurance or any other fringe benefit plan, arrangement or practice, whether formal or informal (each, an "Employee Plan"). Schedule 3.15 contains an accurate description of, and sets forth the annual amount payable pursuant to, each Employee Plan. Each Employee Plan, if any, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") has been administered in compliance with ERISA and all other applicable laws, rules, and regulations, and any necessary governmental approvals of the Employee Plan have been obtained. True and complete copies of the Employee Plans and reports filed with any governmental agency with respect thereto and the amount of contributions made by Seller to any such Employee Plans for the last three fiscal years of the Company have been furnished to Purchaser by Seller. Except as set forth in Schedule 3.15, the Company does not have any obligations, contingent or otherwise, past or present, under applicable laws, rules, or regulations or the terms of any Employee Plan.

         3.16. INSIDER/AFFILIATE ARRANGEMENTS; SHAREHOLDER DEBT. The Company is not a party to any transaction or understanding with any officer or director or Seller (or any relative thereof) of the Company that cannot be terminated without liability to the Company. The total amount of indebtedness of the Company to each of Seller, Bruce Advertising and any relative or other affiliate of Seller (collectively, the "Shareholder Debt") is disclosed in Schedule 3.16.

         3.17. LITIGATION. Except as disclosed in Schedule 3.17, neither Seller nor the Company knows of any action, suit, inquiry, student complaint, proceeding or investigation pending or threatened by or before any court or governmental or other regulatory or administrative agency, or commission or Membership organization, or any Accreditation or student financial assistance agency or organization, involving the Company or which questions or challenges the validity of this Agreement or any action taken or to be taken by Seller or the Company pursuant to this Agreement or in connection with the transactions contemplated hereby; and neither Seller nor the Company know of any basis for any such action, lawsuit, inquiry, student complaint, proceeding or investigation. The liability claims against the Company disclosed on Schedule
3.17 are fully covered by insurance.

         3.18. INSURANCE. Schedule 3.18 contains an accurate summary of all material policies of fire, liability, workmen's compensation and other forms of insurance owned or held by the Company. All such policies are in full force and effect, and, except as disclosed in Schedule 3.18, all premiums with respect thereto have been paid when due or before the grace period thereunder has elapsed, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which the Company is a party; provide adequate insurance coverage for the assets and operations of the Company; will remain in full force and effect through the respective dates set forth in Schedule 3.18; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule
3.18 identifies all types of material risks for which the Company is self-insured.

         3.19. ABSENCE OF CHANGE. Except as disclosed in Schedule 3.19, since the date of the Unaudited Balance Sheet, there has not been any:

               (a) transaction by the Company except in the ordinary course of the Company's business;

               (b)  material   adverse   change  in  the  financial   condition,
liabilities, assets, business or prospects of the Company;

               (c) destruction, damage to, or loss or impairment of any material asset of Consent of the Company (whether or not covered by insurance);

               (d) labor dispute or other event or condition of any character materially and adversely affecting the financial condition, business, assets, or prospects of the Company;

               (e) change in accounting methods or practices (including, without limitation, any change in depreciation or amortization policies or rate) by the Company;

               (f) except in accordance with past practice, increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, or employees, or the declaration, payment, or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

               (g) amendment or termination of any Contract to which the Company is a party, or by which it or any of its assets or properties are subject, except in the ordinary course of the Company's business;

               (h) waiver or release of any right or claim of the Company, except in the ordinary course of the Company's business;

               (i) declaration of, or agreement to make, any distribution of any assets of any kind whatsoever;

               (j) citations, notices, or communications received by the Company for any violations of any law, rule or regulation or Consent of any governmental agency or other authority or Accreditation or Membership organization;

               (k) claim incurred by the Company for damages or alleged damages for actual or alleged negligence or other tort or breach of contract which is not fully covered by insurance underwritten by responsible insurers;

               (l) sales, transfers, disposals of or agreements to sell, transfer or otherwise dispose of any of the assets, properties or rights of the Company, except as incurred in the ordinary course of business consistent with the past practices of the Company;

               (m)  agreements   entered  into  by  the  Company   granting  any
preferential rights to purchase any of the assets, properties or rights of the Company (including management and control thereof); or

               (n) agreement by Seller to do any of the things described in the preceding clauses (a) through (m).

         3.20. BOOKS AND RECORDS. All of the Company's books and records, including, without limitation, its books of account, corporate records, minute book and stock certificate book are up to date and complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

         3.21. INTELLECTUAL PROPERTY RIGHTS. Schedule 3.21 lists and briefly describes all patents, trademarks, servicemarks, tradenames, copyrights, and applications therefor registered in the name of the Company or in which the Company has any right, license, or other interest. Except as disclosed in
Schedule 3.21, the Company is not a party to any license agreements whether written or oral, either as licensor or licensee, with respect to any patents, trademarks, servicemarks, tradenames, or copyrights or applications therefor. Neither Seller nor the Company has any reason to believe that (i) the Company does not have good and marketable title to, or the right to use, such patents, trademarks, service marks, tradenames, trade secrets and know-how necessary for the operation of the Company's business, without the payment of any royalty or similar payment or (ii) that the Company is infringing on any patent, trademark, servicemark, tradename, or copyright of others, and neither Seller nor the Company is aware of any infringement by others of any such rights owned by the Company.

         3.22. STUDENT ENROLLMENT.

               (a) The information disclosed in Schedule 3.22(a) regarding student enrollments at the Institute by semester, from Fall 1994 through Fall 1999, including information about TAP and PELL grants and student loans, is accurate and complete in all material respects.

               (b) The information disclosed in Schedule 3.22(b) regarding the number of students majoring in each of the degree programs offered by the Institute, by semester from Spring 1996 through Fall 1999, is accurate and complete in all material respects.

         3.23. STUDENT FINANCIAL ASSISTANCE. Except as disclosed in Schedule 3.23, (i) the Company is not subject to disallowance of funds advanced or to be reimbursed to the Company with respect to any current or prior semester under any federal or state financial aid programs ("SFA Programs") and (ii) there is no basis for any disallowance. The amounts remaining to be repaid as a result of all prior disallowances under SFA Programs and the due dates of such repayments are disclosed in Schedule 3.23. Except as disclosed in Schedule 3.23, neither Seller nor the Company knows of, or is aware of any basis for, pending or threatened claims, assessments, notices, proposals to assess, or audits with respect to any funds disbursed to the Company under SFA Programs or for which the Company has applied for disbursement.

         3.24. BANKING FACILITIES, CASH. Schedule 3.24 lists:

               (a) each bank, savings and loan, brokerage or similar financial institution in which the Company has an account or safety deposit box and numbers of the accounts or safety deposit boxes maintained by the Company thereat;

               (b) the names of all signatories authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such signatory with respect thereto.

               (c) the cash, securities and other property on deposit or maintained in a brokerage account at or invested through each such financial institution as of January 12, 2000.

         3.25.  POWERS  OF  ATTORNEY  AND  SURETYSHIPS.  Except  as set forth on
Schedule 3.25, the Company does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person or entity except as endorser or maker of checks endorsed or made in the ordinary course of business.

         3.26. ILLEGAL PAYMENTS. The Company has not directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company and which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices
Act) or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential students.

         3.27. NO BROKERS. Neither the Company, nor Seller or any officers, directors, employees or affiliates of the Company has employed or made any agreement with any third party which obligates the Company or Seller or any of their Affiliates to pay any finder's fee, brokerage fees or commission or similar payment in connection with the transactions contemplated hereby, other than Dr. Benjamin Weissman and for which Seller shall be solely responsible.

         3.28. DISCLOSURE. No representations or warranties by Seller in this Agreement and no statements contained in any document, certificate, or other writing furnished or to be furnished by Seller or the Company to Buyer or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

    Buyer represents and warrants to Seller and the Company as follows:

         4.1. ORGANIZATION, ETC. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full power and authority to carry on its business as it is now contemplated and to own the properties and assets it now owns and contemplates owning.

         4.2. AUTHORIZATION; BINDING EFFECT. Buyer has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement is a valid and binding agreement of Buyer enforceable in accordance with its terms except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.3. NO VIOLATION. Neither Buyer's execution and delivery of this Agreement nor its consummation of the transactions contemplated hereby will (i) violate the Certificate of Incorporation or By-Laws of Buyer; or (ii) violate, or be in conflict with, or constitute a default under, or cause the acceleration of the maturity of any debt or obligation pursuant to, any Contract to which Buyer is a party or by which Buyer is bound.

         4.4. LEASE.

               (a) By the Closing, Buyer will have the financial ability to satisfy the net worth requirements of subparagraph 51E of the Lease, provided the representations and warranties of Seller in Section 3.23 are not breached.

               (b) Representatives of Buyer will cooperate with representatives of the Company in negotiating the final disposition of all claims of the Landlord under the Lease that are disclosed in Schedule 3.13(b).

         4.5. DUE DILIGENCE. With Seller's and the Company's cooperation, Buyer's representatives have conducted, but not completed, due diligence (without waiving any claims hereunder) regarding, among other matters, the Lease, the continuation of the Institute's state and federal Consents, the Company's books and records and previous disallowances under SFA Programs.

                                   ARTICLE V.

                       COVENANTS OF SELLER AND THE COMPANY

    The Company and Seller hereby covenant and agree with Buyer that:

         5.1. FULL ACCESS. The Company has afforded and shall continue to afford to Buyer, its counsel, accountants and other representatives full access to books and records of the Company on reasonable notice and during the Company's normal business hours so that Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of the Company and the Company shall cause its officers and accountants to furnish such additional reasonable financial and operating data and other information as is customarily kept or prepared by the Company and as Buyer shall from time to time request.

         5.2. SUPPLEMENTS TO DISCLOSURE SCHEDULES. At or prior to the Closing, Seller and the Company will supplement or amend the Disclosure Schedules with respect to any matters hereafter arising which, individually or in the aggregate are material, and if existing or occurring at the date of this Agreement, would have been required to be disclosed in the Disclosure Schedules. No supplement or amendment of the Disclosure Schedules made pursuant to this section shall be deemed to cure any breach of any representation of or warranty made in this Agreement unless Buyer specifically agrees thereto in writing.

         5.3. SATISFACTION OF ALL CONDITIONS PRECEDENT. From the date hereof to the Closing, the Seller and the Company shall use their best efforts to cause to be satisfied all conditions precedent to the obligations of Buyer to close hereunder.

         5.4. CONDUCT OF BUSINESS. Through the Closing Date, the Company shall conduct its business substantially in the manner in which it is presently conducted.

                                  ARTICLE VI.

               CONDITIONS TO OBLIGATIONS OF SELLER AND THE COMPANY

    Each and every obligation of Seller and the Company under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing of each of the following conditions, unless waived in writing by Seller or the Company:

         6.1. NO  GOVERNMENT  PROCEEDING OR  LITIGATION.  Except as disclosed in
Schedule 3.17, no suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental authority, Accreditation or Membership organization, or other party shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby or could reasonably result in the foregoing.

         6.2. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Buyer contained herein and in any certificate or document delivered and to be delivered by Buyer shall be in all material respects true and accurate as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for changes expressly permitted or contemplated by this Agreement, and Buyer shall have executed and delivered to Seller a certificate to such effect.

         6.3. PERFORMANCE. Buyer shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Buyer, on or prior to the Closing, and Buyer shall have executed and delivered to Seller a certificate to such effect.

         6.4. WARRANT AGREEMENT. Seller and EVCI shall have entered into the Warrant Agreement in the form of Exhibit A to this Agreement.

         6.5.   ESCROW    AGREEMENT.    Seller,    the   Company,    Buyer   and
Fischbein Badillo Wagner Harding shall have entered into the Escrow Agreement in the form of Exhibit B to this Agreement (the "Escrow Agreement").

         6.6. INVESTMENT. Buyer shall have invested at least $500,000 in cash in the Company by means of loans or contributions to equity.

         6.7. DEBT REPAYMENT. Seller shall have received repayment, by wire transfer to an account designated by Seller, of $22,500 of the Shareholder Debt, without interest.

                                  ARTICLE VII.

                       CONDITIONS TO OBLIGATIONS OF BUYER

    Each and every obligation of Buyer under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing of each of the following conditions, unless waived in writing by Buyer:

         7.1. CONSENTS. All Consents required in order to consummate the transactions contemplated by this Agreement shall have been obtained.

         7.2. NO GOVERNMENT PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other legal or administrative proceeding by any governmental body, Accreditation or Membership organization or other party shall have been instituted or threatened which questions or affects the validity, legality or value of the transactions contemplated hereby or which could reasonably result in the foregoing or, except as disclosed in the Disclosure Schedules, could have a material adverse affect on Seller or the Company.

         7.3. REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Seller and the Company contained in this Agreement, the Disclosure Schedules and in any certificates and other documents delivered and to be delivered by Seller and/or the Company, pursuant hereto, or in connection with the transactions contemplated hereby, shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such dates, except for changes expressly permitted or contemplated by the terms of this Agreement, and Seller shall have executed and delivered to Buyer a certificate to such effect.

         7.4. PERFORMANCE. Seller and the Company shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Seller shall have executed and delivered to Buyer a certificate to such effect.

         7.5. FINANCIAL STATEMENTS. The Company shall have provided Buyer with audited financial statements for its fiscal year ended June 30, 1999 and unaudited financial statements for its six months ending December 31, 1999, in such form as Buyer's auditors shall reasonably request to ensure their compliance with applicable requirements of Regulations S-B and S-X of the Securities and Exchange Commission.

         7.6. ENROLLMENT. For the Spring 2000 semester, at least 550 full-time students shall be enrolled at the Institute who have or, Buyer is satisfied will have, their tuition fully paid from sources other than loans from the Institute.

         7.7. SHAREHOLDER DEBT. Except for the $22,500 repaid to Seller at the Closing, all of the Shareholder Debt shall have been contributed to the equity of the Company.

         7.8. ESCROW AGREEMENT. Seller, the Company, Buyer and Fischbein Badillo Wagner Harding shall have entered into the Escrow Agreement.

         7.9. OTHER CLOSING DELIVERIES. Buyer shall have received: (a) a long form certificate of good standing of the Company or such other evidence reasonably satisfactory to Buyer, regarding the Company's good standing and a copy of the Company's charter documents on file with, and certified by, the New York Department of State and (b) an opinion of Seller's and the Company's counsel, in form reasonably satisfactory to Buyer's counsel, with respect to the matters set forth in Exhibit C to this Agreement.

                                 ARTICLE VIII.

           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

         8.1. INVESTIGATIONS; SURVIVAL OF WARRANTIES.

               (a) The respective representations and warranties of the parties contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto. Furthermore, the disclosure to Buyer in the Disclosure Schedules or otherwise of an investigation, audit, failure to file, liability claim or other event, which is not disclosed on a Disclosure Schedule as a liquidated dollar amount, shall not relieve Seller of any liability for Losses resulting from such investigation, audit, failure to file, liability claim or other event; provided, however, that (i) the full extent of Seller's liability for any such Losses resulting from New York State Education Department and U.S. Department of Education investigations or audits shall be limited to reduction of the unpaid portion of the Price by offset pursuant to
Section 8.2; (ii) Seller shall have no responsibility, and have no liability, for any Losses arising from any regulatory or administrative review, assessment or determination of the Company's compliance with any laws, rules or regulations of any kind relating to facts or circumstances existing at any point after the Closing; and (iii) Seller shall have no liability whatsoever for Losses in connection with the Company's non-compliance with any legal, regulatory or administrative notice, filing or other requirement after the Closing.

               (b) All representations and warranties (other than with respect to taxes in Section 3.9, Employee Plans in the last sentence of Section 3.15 and disallowances under SFA Programs in Section 3.23), shall survive the execution and delivery hereof and the Closing hereunder for one year following the Closing Date and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a notice asserting a claim for breach of any such representation or warranty shall have been given prior to such date) Representations and warranties with respect to taxes in Section 3.9, Employee Plans in the last sentence of Section 3.15 and disallowances under SFA Programs in Section 3.23 shall survive the execution and delivery hereof and the Closing until the expiration of any applicable statute of limitations, including any extensions thereof, and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a notice assenting a claim for breach or any such representation or warranty shall have been given prior to such date).

         8.2. INDEMNIFICATION.

               (a) SELLER'S OBLIGATION. Seller agrees to indemnify and hold harmless Buyer and its stockholders, officers, directors and affiliates against and in respect to all damages, claims, losses and expenses (including, without limitation to, attorneys' fees and disbursements) reasonably incurred (all such amounts being hereinafter sometimes referred to as "Losses") arising out of (i) any misrepresentation or breach of any representation or warranty made by the Seller or the Company in this Agreement or pursuant hereto; and (ii) the non-performance or breach of any covenant, agreement or obligation of Seller or the Company contained in this Agreement. Notwithstanding any other provision of this Agreement, the sole source for payment or reimbursement of Buyer for Losses resulting from Seller's breach of Section 3.23 shall be by reduction of the Price by offset pursuant to Section 8.2 or by payment to Buyer from funds deposited in escrow, plus accrued interest, pursuant to the Escrow Agreement.

               (b) BUYER'S OBLIGATION. Buyer shall indemnify, defend and hold harmless the Company and its stockholder, officers, directors and affiliates from and against any Losses arising out of or due to a breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

               (c) THIRD PARTY CLAIMS. If either Seller or Buyer (the "Indemnitee") receives notice of any claim or the commencement of any action or proceeding with respect to which the other is obligated to provide indemnification (the "Indemnifying Party") pursuant to such Sections (a) or (b) hereof, the Indemnitee shall promptly give the Indemnifying Party written notice thereof. The failure to give such notice shall not relieve the Indemnifying
Party  of its  indemnification  obligation  hereunder  (except  as set  forth in
Section 8.1). The Indemnifying Party may compromise, settle or defend, at such Indemnifying Party's own expense and by such Indemnifying Party's own counsel, any such matter involving the asserted liability of the Indemnitee if the Indemnifying Party has agreed to pay 100% of any liability of Indemnitee resulting from such defense, settlement or compromise. In the event the Indemnifying Party has not agreed to assume 100% of any such liability for which Indemnitee is seeking indemnification hereunder, the parties hereto agree in good faith to jointly choose and control counsel to defend, settle or compromise such claim and, the fees of such joint counsel shall jointly be shared until the resolution of such claim and a determination of the extent of liability, if any, of the Indemnifying Party hereunder. Thereupon, if the claim made hereunder is found to have been one as to which the Indemnifying Party is responsible for hereunder, it shall be liable for all of such counsel fees and if found not to be so liable hereunder, the Indemnitee shall be responsible for all such counsel fees; provided, however, that if more than one claim is involved in a lawsuit or if both the Indemnitee and Indemnifying Party are found to be liable, then the right to recover counsel fees shall be shared equitably and in proportion to the claims which are finally determined to be subject to indemnification hereunder and the parties liable therefor. The Indemnitee shall not be entitled to reimbursement for its counsel fees in an indemnification claim except as hereinabove provided in this Section 8.2 and in the event Indemnitee successfully makes a claim for indemnification against the Indemnifying Party to recover any sum pursuant to a claim for indemnification under this Agreement. In any event, the Indemnitee, the Indemnifying Party and the Indemnifying Party's counsel shall cooperate in the compromise of, or defense against, any such asserted liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense and the Indemnitee shall not be entitled to reimbursement for its counsel fees which are incurred after the Indemnifying Party has agreed to pay 100% of any liability resulting from a claim made hereunder.

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

               (d) INTEREST. If any party to this Agreement ("Breaching Party") breaches any of its obligations to any other party to this Agreement ("Harmed Party") under this Article VIII and such breach causes the Harmed Party to pay or expend money, such expended sum shall bear interest at the rate of 12% per annum from the date the Harmed Party is required to pay or expend such sum to the date the Breaching Party pays such sum to the Harmed Party.

               (e) OFFSET RIGHT. Buyer shall have the right to cause the offset of any amounts due from Seller under this Section 8.2 against amounts owed to Seller by Buyer pursuant to the Agreement that remain unpaid. Such offset amounts include any Losses resulting from any and all disallowances made under any SFA Program with respect to any period prior to the Closing (each a "Prior Period Disallowance"). In this connection, notwithstanding any other provision of this Agreement or any disclosure in any Disclosure Schedule, the amount of Losses resulting from any and all Prior Period Disallowances and Losses, if any, specifically referred to in Section 8.1(a) shall reduce the Price except to the extent of any portion of the Price that has been paid to Seller. However, if the Company receives any notice of a proposed investigation or audit of the Company, or such an investigation or audit is commenced without notice, under any SFA Program, any 50% EBITDA Portion that is required to be paid to Seller shall instead be paid to, and thereafter released by, the Escrow Agent pursuant to the terms of the Escrow Agreement.

                                  ARTICLE IX.

                              SELLER'S NON-COMPETE

         9.1. NON-COMPETE. Seller agrees that he shall not, from and after the Closing, until the fifth anniversary of the Closing Date:

     (a) directly or indirectly own, engage in, manage, operate, join, control, or participate in the ownership, management, operation, or control of, or be connected as a stockholder, director, officer, employee, agent, partner, joint venturer, member, beneficiary or otherwise with any corporation, limited liability company, partnership, sole proprietorship, association, business, trust, or other organization, entity or individual which in any way is then competing with the Company (i) within a 100 mile radius of the Institute or any of its branches or extensions wherever located, or (ii) by delivering courses by video conferencing or other distance learning services to any geographic location where the Company delivers competitive courses ((i) and (ii) being "Sellers Non-compete Area"), provided, however, that Seller may own, directly or indirectly, securities of any entity traded on any national securities exchange or listed on Nasdaq if Seller does not, directly or indirectly, own 3% or more of any class of equity securities, or securities convertible into or exercisable or exchangeable for 3% or more of any class of equity securities, of such entity;

               (b) aid, abet or otherwise assist any business, or other organization or entity in competing with the Company in Seller's Non-compete Area;

               (c) directly or indirectly request or advise any present or future students or vendors of the Institute to cancel any contracts with the Institute or curtail their dealings with the Institute;

               (d) directly or indirectly request or advise any present or future service provider or financial resource of the Institute or the Company to withdraw, curtail, or cancel the furnishing of such service or resource;

               (e) directly or indirectly disclose or communicate to any other person, firm, or corporation, the names of any past, present or future students of the Institute;

               (f) directly or indirectly induce or attempt to influence any employee of the Institute or the Company to terminate his or her employment.

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

         9.2. INJUNCTIVE RELIEF. Seller agrees that a violation of Seller's Non-compete, or any provision thereof, will cause irreparable injury to the Company and Buyer and that the Company or Buyer shall be entitled, in addition to any other rights and remedies it may have, at law or in equity, to seek an injunction enjoining and restraining Seller from violating or attempting to violate any provision of the Seller's Non-compete.

         9.3. BLUE PENCILING. In the event any provision of Seller's Non-compete as applied to any circumstances shall be adjudged by a Court to be invalid or unenforceable, such invalidity shall in no way affect any other provision of Seller's Non-compete or the application of any such provision in any other circumstance, or the validity or enforceability of this Agreement. Seller and Buyer intend Seller's Non-compete to be enforced as written. However, in the event any provision, or any part of Seller's Non-compete, is adjudged by a Court to be unenforceable because of the duration of such provision or the area covered thereby, Seller and Buyer agree that the Court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases (generally referred to as blue penciling), and, in its reduced or blue penciled form, such provision shall then be enforceable and shall be enforced.

                                   ARTICLE X.

                            MISCELLANEOUS PROVISIONS

         10.1. TERMINATION.

               (a) TERMINATION BY MUTUAL WRITTEN CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of Seller, the Company and Buyer.

               (b) TERMINATION BY THE COMPANY OR BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of Seller or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 P.M., New York City time, on January 31, 1999 (the "Latest Closing Date") provided, however, that the right to terminate this Agreement pursuant to this
Section 9.1(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or has resulted n the failure of the Closing to occur at or before such time and date; provided, further, However, that if the Closing shall not have occurred on or prior to the Latest Closing Date, the Closing may only occur after the Latest Closing Date with the written consent of Buyer.

               (c) TERMINATION BY BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) Seller or the Company shall have failed to comply, in any material respect, with any of its covenants or agreements contained in this Agreement, (ii) there shall have been a material breach of any representation or warranty made by Seller in this Agreement, (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably likely to have a material adverse effect on the Company, or (iv) Seller or the Company shall have failed to satisfy the conditions provided in Article VII hereof.

               (d) TERMINATION BY SELLER AND THE COMPANY. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Seller and the Company at any time prior to the Closing Date, if Buyer shall have failed to comply with any of its covenants or agreements or breached any representation or warranty made by it in this Agreement.

               (e) EFFECT ON TERMINATION. In the event of the termination of this Agreement pursuant to this Section 10.1, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability or obligation to any other party hereto in respect of this Agreement, except that the provisions of Article XIII and Sections 10.1, 10.2, 10.5, 10.6, 10.8 and 10.10-10.14 shall survive any such termination; provided, however, that no party shall be released from any liability hereunder if this Agreement is terminated and the transactions contemplated hereby abandoned by reason of (i) willful failure of such party to perform its obligations hereunder or (ii) any misrepresentation made by such party of any matter set forth herein.

         10.2. CONFIDENTIALITY.

               (a) PRE-CLOSING. Each party hereto will hold and will cause its or their employees, consultants and advisors to hold in strict confidence the negotiations regarding and the existence of this Agreement and all other documents and information (collectively, "Confidential Information") concerning the other parties furnished it by such other parties or its or their representatives in connection with the transactions contemplated by this Agreement (except to the extent that Confidential Information can be shown to have been (i) previously known by the party to which it was furnished, (ii) in the public domain through no fault of such party, or (iii) later lawfully acquired from other sources by the party to which it was furnished); provided, however, Buyer shall have the right to disclose or cause others to disclose Confidential Information to the extent Buyer deems reasonably necessary to respond to oral or written requests or inquiries from federal or state regulators or in order to obtain any Consent. Each party will not disclose Confidential Information, except to its auditors, attorneys, financial advisors, bankers and other consultants and advisors on a "need to know" basis, unless compelled to disclose by judicial or administrative process or, in the opinion of its or their counsel, by other requirements of law. This covenant shall survive the consummation of the transactions contemplated by this Agreement or the earlier termination of this Agreement for a period of one year. Written Confidential Information shall be returned to the party or parties providing it promptly after written request therefor.

               (b) POST-CLOSING. Seller acknowledges that Confidential Information concerning the business affairs of Interboro will be the property of the Company and not Seller following the Closing. Therefore, Seller agrees that he will not disclose to any person or use for his own account any of such Confidential Information unless and to the extent that it is already or becomes generally known to and available for use by the public otherwise than as a result of Seller's act or omission to act or is required to be disclosed by Seller to a court of law or pursuant to lawful subpoena or summons, provided Seller has given the Company and Buyer reasonable notice of any attempt to legally compel Seller to disclose any such information, observations or data. Seller agrees to deliver to the Company, at any time the Company may request, all memoranda, notes, plans, records, reports, and other documents (and copies thereof) constituting Confidential Information relating to the Company's business.

         10.3. FURTHER ASSURANCES. The parties shall from time to time, at the reasonable request of another party, and without further cost or expense to such requesting party, execute and deliver such other documents and instruments and take such other actions as may be reasonably requested, in order to fully consummate the transactions contemplated hereby.

         10.4. AMENDMENT AND MODIFICATION. This Agreement may only be amended, modified and supplemented by written agreement of the parties.

         10.5. EXPENSES. Except as otherwise provided herein, Seller and the Company agree that all fees and expenses incurred by them in connection with this Agreement shall be borne by them and Buyer agrees that all fees and expenses incurred by it in connection with this Agreement shall be borne by it.

         10.6. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and received if delivered by hand, receipt acknowledged, or fax, receipt confirmed or, if mailed, four days after having been mailed, certified or registered mail with postage prepaid:

               (a) If to Seller or the Company, to each of them at their respective addresses set forth in the first paragraph of this Agreement with a copy to David M. Levy, Esq., Levy, Boonshoft & Lichtenberg LLP, 477 Madison Avenue, New York, NY 10022, or to such other person(s) or address(es) as Seller and the Company shall furnish to Buyer in writing.

               (b) If to  Buyer,  to it at its  address  set  forth in the first paragraph of this Agreement, with a copy to Joseph D. Alperin, Esq., Fischbein Badillo Wagner Harding, 909 Third Avenue, New York, NY 10022, or to such other person or address as Buyer shall furnish to Seller and the Company in writing.

         10.7. ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Seller or the Company or, following the Closing, by Buyer or the Company without the written consent of Seller (which Seller shall not unreasonably withhold or delay).

         10.8. GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

         10.9. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.10. HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         10.11. ENTIRE AGREEMENT. This Agreement, including the Disclosure Schedules, Exhibits hereto, and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

         10.12. JOINTLY DRAFTED AGREEMENT. The parties acknowledge that each of them, and their attorneys, have had the opportunity to draft and comment upon this Agreement and have in fact done so, and that this Agreement is the joint product of negotiation among them. The parties agree that, in construing this Agreement, each term shall be given its ordinary meaning. The parties waive application of the doctrine of construction against the drafter and acknowledge that, for purposes of construction of this Agreement, they shall jointly be considered to be the drafters of the Agreement and of each term contained herein.

         10.13. THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein, expressed or implied, is intended or shall be construed to confer upon or give to any person or entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         10.14. SEVERABILITY. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, legality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

         10.15. DISPUTE RESOLUTION. Any and all disputes, claims or controversies arising out of or relating to this Agreement that are not resolved within ten (10) business days shall be submitted to final and binding arbitration in New York City before J-A-M-S/ENDISPUTE, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Any party hereto may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with J-A-M-S/ENDISPUTE, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of J-A-M-S/ENDISPUTE's Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The parties will cooperate with J-A-M-S/ENDISPUTE and with one another in selecting an arbitrator from J-A-M-S/ENDISPUTE's panel of neutrals, and in scheduling the arbitration proceedings so that a final determination can be made within thirty (30) days after submission to arbitration. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. However, except as otherwise provided in Section 8.2(c), once an award is rendered, the arbitrator shall determine the allocation of costs and expenses of the arbitration, including attorneys fees, between the parties. The provisions of this Section 10.15 may be enforced by any Court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered.

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                                       24

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                           /s/ Bruce R. Kalisch
                                           ------------------------------------
                                                    Bruce R. Kalisch

                                           INTERBORO HOLDING, INC.

                                           By:  /s/ Arol I. Buntzman
                                                _______________________________
                                                 Dr. Arol I. Buntzman, Chairman

                                           INTERBORO INSTITUTE, INC.

                                           By:  /s/ Bruce R. Kalisch
                                                _______________________________
                                                 Bruce R. Kalisch, President


                                     25